Exhibit 10.1

AGM Group Holdings Inc.

November ___, 2026

L1 Capital Global Opportunities Master Fund

Attention: [   ]

Dear [   ]:

Reference is made to that certain Securities Purchase Agreement (the “SPA”) dated September 22, 2025 and the First Tranche Advance (as defined in the SPA) dated September 22, 2025 issued by the Company in connection therewith. Capitalized terms used and not defined herein have the meaning given them in the SPA or, if not defined in the SPA, in the applicable Transaction Document. By signing below, the undersigned parties agree as follows:

1. The First Tranche Advance is hereby amended to extend the Maturity Date (as defined therein) to December 23, 2026. On the Maturity Date, the Principal under the First Tranche Advance shall be immediately due and payable by the Company, unless earlier due or prepaid or converted.

2. Notwithstanding anything herein to the contrary, if the Company prepays the Principal of the Note by the close of business on December 23, 2026 and no default or Event of Default shall have occurred from the date hereof through such date, then the maximum amount payable pursuant to the Note shall be such Principal. The parties acknowledge and agree that, as of the date hereof, the outstanding Principal under the Note is $650,000.

3. Immediately after execution of this letter agreement, the Company will file a Current Report on Form 6-K with the Securities and Exchange Commission disclosing the execution of this letter agreement and the transactions contemplated hereby, which Form 6-K shall be incorporated by reference into the Registration Statement. At such time, the Investor will not be in position of material non-public information.

4. The Company shall reimburse the Investor for its legal fees and expenses incurred in connection with this letter agreement and the transactions contemplated hereby, in an amount of up to $2,500.

5. In the event of any inconsistency between the Transaction Documents and this letter, the terms of this letter shall prevail, provided that except as otherwise expressly provided for in this letter, nothing contained herein shall be deemed or construed to amend or modify the Transaction Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

Please execute a copy of this letter agreement signifying your agreement to its terms.

[Signature page follows]

Very truly yours,

AGM Group Holdings Inc.

Name and Title

Agreed and accepted:

L1 Capital Global Opportunities Master Fund

Name and Title